UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                  May 29, 1998


                                 USX Corporation
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                                      ----
             (Exact name of registrant as specified in its charter)


           Delaware             1-5153            25-0996816
       ---------------       ------------    -------------------
       (State or other       (Commission        (IRS Employer
       jurisdiction of       File Number)    Identification No.)
        incorporation)

600 Grant Street, Pittsburgh, PA                            15219-4776
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(Address of principal executive offices)                    (Zip Code)

                                 (412) 433-1121
                         ------------------------------

                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events

     On May 29, 1998, USX Corporation announced that its Marathon Oil Company unit has entered into an agreement to acquire Tarragon Oil and Gas Limited, Calgary, for a total consideration, including $340 million of assumed debt, of approximately $1.1 billion. The final agreement is subject to regulatory review and approval by Tarragon shareholders. The transaction is expected to be closed in August 1998. A copy of the press release is filed herewith as an exhibit.

     Under the proposed transaction, shareholders of Tarragon will receive Cdn$14.25 for each Tarragon share or, at their option, equivalent value in exchangeable shares of a wholly-owned Canadian subsidiary of Marathon. Such shares would be exchangeable into USX-Marathon Group (NYSE:MRO) common stock. No more than 90 percent of the total consideration is to be in the form of exchangeable shares unless consented to by Marathon.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

       99.          Press Release.





                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION


By   /s/ Kenneth L. Matheny
     -----------------------
     Kenneth L. Matheny
     Vice President and Comptroller



Dated:  June 4, 1998